Exhibit h(2)

                 FORM OF TRANSFER AGENCY AND SERVICES AGREEMENT


         AGREEMENT, dated as of January 1, 2006 by and between each of the investment companies listed on Schedule A hereto, as amended from time to time (each a "Fund" and collectively the "Funds") and each having its principal place of business at 125 Broad Street, New York, New York 1004 and PFPC, Inc. ("Transfer Agent"), a Massachusetts corporation with principal offices at 301 Bellevue Parkway, Wilmington, Delaware 19809.

                                   WITNESSETH

         WHEREAS, each Fund is authorized to issue Shares in one or more separate series, with each such series representing interests in a separate portfolio of securities or other assets. Each such series is identified in Schedule A, as such schedule may be amended from time to time (each a "Portfolio").

         WHEREAS, each Fund desires to appoint Transfer Agent as its transfer agent, dividend disbursing agent and shareholder servicing agent with respect to each Portfolio and Transfer Agent desires to accept such appointment;

         NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth, each Fund and Transfer Agent agree as follows:

Article 1         Definitions

         1.1 Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

                  (a) "Articles of Incorporation" shall mean the Articles of Incorporation, Declaration of Trust, or other similar organizational document as the case may be, of a Fund as the same may be amended from time to time.

                  (b) "Authorized Person" shall be deemed to include (i) any authorized officer of a Fund; (ii) or any person, whether or not such person is an officer or employee of a Fund, duly authorized to give Oral Instructions or Written Instructions on behalf of the Fund as indicated in writing to Transfer Agent from time to time.

                  (c) "Board Members" shall mean the Directors or Trustees of the governing body of the Fund, as the case may be.

                  (d) "Board of Directors" shall mean the Board of Directors or Board of Trustees of the Fund, as the case may be.

                  (e) "Class" shall mean a class of shares of a Fund or Portfolio.

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                  (f)  "Commission"  shall  mean  the  Securities  and  Exchange
Commission.

                  (g) "Custodian" refers to any custodian or subcustodian of securities and other property which a Fund or Portfolio may from time to time deposit, or cause to be deposited or held under the name or account of such a custodian pursuant to a Custodian Agreement.

                  (h) "1934 Act" shall mean the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, all as amended from time to time.

                  (i) "1940 Act" shall mean the Investment Company Act of 1940 and the rules and regulations promulgated thereunder, all as amended from time to time.

                  (j) "Oral Instructions" shall mean instructions (including via electronic mail), other than Written Instructions, received by Transfer Agent from a person reasonably believed by Transfer Agent to be an Authorized Person, with subsequent Written Instructions confirming the instructions (as described below);

                  (k) "Prospectus" shall mean the most recently dated Fund or Portfolio Prospectus and Statement of Additional Information, including any supplements thereto if any, which has become effective under the Securities Act of 1933 and the 1940 Act.

                  (l) "Shares" refers collectively to such shares of capital stock or beneficial interest, as the case may be, or class thereof, of a Fund or Portfolio as may be issued from time to time.

                  (m) "Shareholder" shall mean a holder of Shares of a Fund or Portfolio.

                  (n) "Written Instructions" shall mean (i) a written instruction signed by an Authorized Person, including manually executed originals and telefacsimile of a manually executed original or other process; and (ii) trade instructions transmitted (and received by Transfer Agent) by means of an electronic transaction reporting system access to which requires use of a password or other authorized identifier.

Article 2         Appointment of Transfer Agent

         2.1 Each Fund hereby appoints and constitutes Transfer Agent as transfer agent, registrar and dividend disbursing agent for Shares of the Fund and as shareholder servicing agent for the Portfolios. Transfer Agent accepts such appointment and agrees to perform the duties hereinafter set forth.

Article 3         Duties of Transfer Agent

         3.1      Transfer Agent shall be responsible for:


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                  (a) Administering  and/or performing the customary services of a transfer  agent and  dividend  disbursing  agent;  acting as service  agent in
connection  with  dividend  and  distribution  functions;   and  for  performing
shareholder account and administrative agent functions in connection with the issuance, transfer and redemption or repurchase (including coordination with the Custodian) of Shares of each Fund, as more fully described in the written schedule of Duties of Transfer Agent annexed hereto as Schedule B and incorporated herein, and in accordance with the terms of the Prospectus of each Fund, applicable law and the procedures established from time to time between the Fund and Transfer Agent.

                  (b) Recording the issuance of Shares and maintaining pursuant to Rule 17Ad-10(e) under the 1934 Act a record of the total number of Shares of each Fund which are authorized, based upon data provided to it by the Fund, and issued and outstanding. Transfer Agent shall provide each Fund on a regular basis, at such intervals as the parties hereto shall agree to from time to time, with the total number of Shares which are authorized and issued and outstanding and shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the Fund. Transfer Agent will comply with all requirements applicable to a transfer agent for a registered investment company, under the 1934 Act, 1940 Act or other state or federal securities laws, as applicable.

                  (c) Upon request, Transfer Agent shall provide information or reports to a Fund or the Fund's Chief Compliance Officer, as necessary for the Chief Compliance Officer or Fund to comply with Rule 38a-1 under the 1940 Act.

         3.2 In addition, each Fund shall (i) identify to Transfer Agent in writing or by transmission those transactions and assets to be treated as exempt from blue sky reporting for each State and (ii) verify the establishment of transactions for each State on the system prior to activation and thereafter monitor the daily activity for each State. The responsibility of Transfer Agent for each Fund's blue sky State registration status is solely limited to the initial establishment of transactions subject to blue sky compliance by the Fund and the reporting of such transactions to the Fund as provided above.

         3.3 In addition to the duties set forth in Schedule B, Transfer Agent shall perform such other duties and functions, and shall be paid such amounts therefor, as may from time to time be agreed upon in writing between a Fund and the Transfer Agent. The compensation for such other duties and functions shall be reflected in a written amendment to Schedule C and the duties and functions shall be reflected in an amendment to Schedule B, both dated and signed by authorized persons of the parties hereto.

         3.4 In addition, it is understood and agreed that, with respect to the Funds listed on Schedule A hereto with the designation of "Co-Transfer Agent" ("BFDS Funds"), the aggregated record of shareholder share positions and activity shall be maintained by BFDS, and that the Transfer Agent will transmit such aggregated information in mutually


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agreed-upon  format(s)  and as  directed  by each BFDS  Fund,  with  respect  to purchases, exchanges, transfers and redemption of Shares or other information as may be necessary for BFDS to maintain such record; provided however, that the Transfer Agent will continue to maintain the record of Shareholder Information as if it were the primary keeper of such record under this Agreement. The BFDS Funds will obtain the agreement of BFDS to establish such communication and mutually agreed upon format(s) as may be necessary for the accurate transmission of the information for such record. The Transfer Agent will establish such communications interfaces and procedures, as may be necessary for the accurate maintenance of such record.


Article 4         Delegation of Responsibilities

         4.1 With respect to any Fund, Transfer Agent may delegate some or all of its duties under this Agreement to other parties that after reasonable inquiry Transfer Agent deems to be competent to assume such duties. In the event of any such delegation, Transfer Agent shall enter into a written agreement with the delegatee in which the delegatee will, among other things:

                  (a)  agree  to  provide  the  services   delegated  to  it  in
accordance with a written schedule of Performance Standards developed by Transfer Agent; and

                  (b) represent and warrant that it is duly registered as required under all federal and state securities laws.

In any such circumstance, the Transfer Agent will be responsible for the services of the delegate, as if the Transfer Agent were performing the services itself. The Transfer Agent may not delegate any services to Smith Barney Fund Management LLC, Salomon Brothers Asset Management, Inc., Citicorp Trust Bank, Citigroup Inc., Citigroup Global Markets Holdings or any of their affiliates or entities under common control with the aforementioned entities without prior written authorization from the Board of the Fund.

Article 5         Recordkeeping and Other Information

         5.1 Transfer Agent shall create and maintain all records required of it pursuant to its duties hereunder and as set forth in Schedule B in accordance with all applicable laws, rules and regulations, including records required by
Section 31(a) of the 1940 Act and the rules thereunder. Transfer Agent shall prepare and maintain in complete and accurate form all books and records necessary for it to serve as transfer agent, registrar, dividend disbursing agent and related services agent to each Portfolio, including (a) all those records required to be prepared and maintained by a Fund under the 1934 Act, 1940 Act, by other applicable Securities Laws, rules and regulations and by state laws and (b) such books and records as are necessary for Transfer Agent to perform all of the services it agrees to provide in this Agreement and the appendices attached hereto, including but not limited to the books and records necessary to effect the conversion of



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classes of shares, the calculation of any contingent  deferred sales charges and the calculation of front-end sales charges.

         5.2 Transfer Agent agrees that all records prepared or maintained by Transfer Agent pertaining to a Fund or relating to the services to be performed by Transfer Agent hereunder are the property of the Fund and will be preserved, maintained and made available in accordance with such section, and will be surrendered promptly to the Fund on and in accordance with the Fund's request. Each Fund and Authorized Persons shall have access to such books and records in the possession or under control of Transfer Agent at all times during Transfer Agent's normal business hours. Upon the reasonable request of a Fund, copies of any such books and records in the possession or under the control of Transfer Agent shall be provided by Transfer Agent to the Fund or to an Authorized Person. Upon reasonable notice by a Fund, Transfer Agent shall make available during regular business hours its facilities and premises employed in connection with its performance of this Agreement for reasonable visits by the Fund, any agent or person designated by the Fund or any regulatory agency having authority over the Fund. Where applicable, such records shall be maintained by Transfer Agent for the period and in the places required by the 1940 Act and the rules thereunder or under other applicable Securities Laws.

         5.3 In case of any requests or demands for the inspection of Shareholder records of a Fund, Transfer Agent will endeavor to notify the Fund of such request and secure Written Instructions as to the handling of such request. Transfer Agent reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to comply with such request.

Article 6         Fund Instructions

         6.1 Transfer Agent will not be liable for its acting upon Written or Oral Instructions reasonably believed to have been executed by an Authorized Person and executed in accordance with the standard of care provided in Section 10, and Transfer Agent will not be held to have any notice of any change of authority of any person until receipt of a Written Instruction thereof from a Fund. Transfer Agent will also have no liability when processing Share certificates which it reasonably believes to bear the proper manual or facsimile signatures of the officers of a Fund and the proper countersignature of Transfer Agent.

         6.2 At any time, Transfer Agent may request Written Instructions from a Fund and may seek advice from legal counsel for the Fund, or its own legal counsel, with respect to any matter arising in connection with this Agreement, and it shall not be liable for any action taken or not taken or suffered by it in good faith in accordance with such Written Instructions or in accordance with the opinion of counsel for the Fund or for Transfer Agent, provided that the Transfer Agent at its own expense communicates to the Fund such opinion of counsel to the Transfer Agent. Written Instructions requested by Transfer Agent will be provided by a Fund within a reasonable period of time.


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         6.3 Transfer  Agent,  its officers,  agents or employees,  shall accept
Oral  Instructions  or  Written   Instructions  given  to  them  by  any  person
representing or acting on behalf of a Fund only if said representative is an Authorized Person. Each Fund agrees that all Oral Instructions shall be followed within one business day by confirming Written Instructions.

Article 7         Compensation

         7.1 Each Fund will compensate or cause Transfer Agent to be compensated for the performance of its obligations hereunder in accordance with the fees set forth in the written schedule of fees annexed hereto as Schedule C and incorporated herein. Transfer Agent will transmit an invoice to a Fund as soon as practicable after the end of each calendar month which will be detailed in accordance with Schedule C, and the Fund will pay to Transfer Agent the amount of such invoice within thirty (30) days after the Fund's receipt of the invoice.

         7.2 In addition, each Fund agrees to pay, and will be billed separately for, reasonable out-of-pocket expenses incurred by Transfer Agent in the performance of its duties hereunder. Out-of-pocket expenses shall include, but shall not be limited to, the items specified in the written schedule of out-of-pocket charges annexed hereto as Schedule D and incorporated herein. Schedule D may be modified by written agreement between the parties. Unspecified out-of-pocket expenses shall be limited to those out-of-pocket expenses reasonably incurred by Transfer Agent in the performance of its obligations hereunder.

         7.3 Any compensation agreed to hereunder may be adjusted from time to time by attaching to Schedule C, a revised fee schedule executed and dated by the parties hereto.

         7.4 Transfer Agent shall establish certain cash management accounts ("Service Accounts") required to provide services under this Agreement. The Fund acknowledges (a) Transfer Agent may receive investment earnings from sweeping the funds in such Service Accounts into investment accounts including, but not limited to, investment accounts maintained at an affiliate or client of Transfer Agent; (b) balance credits earned with respect to the amounts in such Service Accounts ("Balance Credits") will be used to offset the banking service fees imposed by the cash management service provider (the "Banking Service Fees");
(c) Transfer Agent shall retain any excess Balance  Credits for its own use; and
(d) Balance Credits will be calculated and applied toward the Fund's Banking Service Fees regardless of the Service Account balance sweep described in Sub-Section (a) above.

         7.5 The undersigned hereby represents and warrants to Transfer Agent that (a) the terms of this Agreement, (b) the fees and expenses associated with this Agreement, and (c) any benefits accruing to Transfer Agent or to the adviser or sponsor to the Fund in connection with this Agreement, including but not limited to any fee waivers, conversion cost reimbursements, up front payments, signing payments or periodic payments made or



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to be made by Transfer  Agent to such adviser or sponsor or any affiliate of the
Fund relating to the Agreement have been fully disclosed to the Board of Directors of the Fund and that, if required by applicable law, such Board of Directors has approved or will approve the terms of this Agreement, any such fees and expenses, and any such benefits.

Article 8         Representations and Warranties

         8.1      Each Fund represents and warrants to Transfer Agent that:

                  (a) it is duly organized, existing and in good standing under the laws of the jurisdiction in which it is organized;

                  (b) it is empowered under applicable laws and by its Articles of Incorporation and/or By-laws to enter into this Agreement;

                  (c) all corporate proceedings required by said Articles of Incorporation, By-laws and applicable laws have been taken to authorize it to enter into this Agreement;

                  (d) a registration statement under the Securities Act of 1933, as amended, and the 1940 Act on behalf of the Fund is currently effective and will remain effective; and

                  (e) all Shares hereafter shall be issued in accordance with the terms of the Fund's organizational documents and its Prospectus, and such Shares shall be validly issued, fully paid and non-assessable.

         8.2      Transfer Agent represents and warrants to each Fund that:

                  (a) it is duly organized, existing and in good standing under the laws of the Commonwealth of Massachusetts;

                  (b) it is qualified to carry on its business in jurisdictions in which it is present;

                  (c) it is empowered under applicable laws and by its Articles of Incorporation and By-laws to enter into and perform this Agreement;

                  (d) all corporate proceedings required by said Articles of Incorporation, By-laws and applicable laws have been taken to authorize it to enter into this Agreement; and

                  (e) it is a transfer agent fully registered as a transfer agent pursuant to Section 17A(c)(2) of the 1934 Act, and such registration will remain in effect for the duration of this Agreement; and



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                  (f) it has and will  continue to have access to the  necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

Article 9         Indemnification

         9.1 The Transfer Agent shall not be responsible for, and the relevant Fund shall indemnify and hold the Transfer Agent harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability (collectively referred to as "Losses") arising out of or attributable to:

                  (a) All actions of the Transfer Agent or its agents or delegatees required to be taken pursuant to this Agreement (including the defense of any lawsuit in which the Transfer Agent or affiliate is a named party), provided that such actions are taken in good faith and without negligence or willful misconduct and are not violations of applicable law and regulation pertaining to the manner transfer agency services are performed or not otherwise a breach of this Agreement;

                  (b) The reasonable reliance upon, and any subsequent use of or action taken or omitted, by the Transfer Agent or its agents or delegatees on:
(i) any Written Instructions of the Fund or any of its officers; or (ii) any paper or document, reasonably believed to be genuine, authentic, or signed by the proper person or persons; unless such Losses are due to the negligence of the Transfer Agent arising out of its failure to perform in accordance with procedures established with the Fund; or

                  (c) The offer or sale of Shares in violation of federal or state securities laws or regulations requiring that such Shares be registered or in violation of any stop order or other determination or ruling by any federal or any state agency with respect to the offer or sale of such Shares (except to the extent that such violation resulted from the provision of information from the Transfer Agent in contravention of the standard of care provided in Article 10 or the Transfer Agent received Written Instructions notifying it of the violation or determination).

         9.2 A Fund shall not be responsible for, and the Transfer Agent shall indemnify and hold each Fund harmless from and against any and all Losses arising out of or attributable to:

                  (a) All actions of the Transfer Agent or its agents taken outside of the scope of this Agreement or caused by the Transfer Agent's negligence, bad faith, willful misconduct or violations of applicable law or regulation pertaining to the manner in which transfer agency services are performed or otherwise are a breach of this Agreement.

         9.3 In any case in which a party hereto (the "Indemnifying Party') may be asked to indemnify or hold the other party (the "Indemnified Party") harmless, the Indemnifying Party shall be promptly advised of all pertinent facts concerning the situation in question. The Indemnified Party will notify the Indemnifying Party promptly after identifying any situation which it believes presents or appears likely to present a claim for indemnification


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against the  Indemnifying  Party although the failure to do so shall not prevent recovery by the Indemnified Party. The Indemnifying Party shall keep the Indemnified Party advised with respect to all such developments concerning any claim, demand, action or suit or other proceeding (a "Claim"), which may be the subject of this indemnification. The Indemnifying Party shall have the option to participate with the Indemnified Party in defending against any Claim which may be the subject of this indemnification, and, in the event that the Indemnifying Party so elects, such defense shall be conducted by counsel chosen by the Indemnifying Party and satisfactory to the Indemnified Party, and thereupon the Indemnifying Party shall take over complete defense of the Claim and the Indemnified Party shall sustain no further legal or other expenses in respect of such Claim. The Indemnified Party will not confess any Claim or make any compromise in any case in which the Indemnifying Party will be asked to provide indemnification, except with the Indemnifying Party's prior written consent. The obligations of the parties hereto under this Section 9 shall survive the termination of this Agreement.

         9.4 Except for remedies that cannot be waived as a matter of law (and injunctive or provisional relief), the provisions of this Article 9 shall be a party's sole and exclusive remedy for claims or other actions or proceedings to which the other party's indemnification obligations pursuant to this Article 9 may apply.

         9.5 The members of the Board of a Fund, its officers and Shareholders, or of any Portfolio thereof, shall not be liable for any obligations of the Fund, or any such Portfolio, under this Agreement, and Transfer Agent agrees that in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Fund or the particular Portfolio in settlement of such rights or claims and not to such members of the Board, its officers or Shareholders. Transfer Agent further agrees that it will look only to the assets and property of a particular Portfolio of a Fund, should the Fund have established separate series, in asserting any rights or claims under this Agreement with respect to services rendered with respect to that Portfolio and will not seek to obtain settlement of such rights or claims from the assets of any other Portfolio of the Fund.

         9.6 The Transfer Agent agrees to provide each Fund with certificates of insurance for errors and omissions insurance and fidelity bonds, and agrees to provide updated certificates annually or as requested by the Fund.

Article 10        Standard of Care

         10.1 Transfer Agent shall provide its services as transfer agent in accordance with the applicable provisions of Section 17A under the 1934 Act. In performing the responsibilities delegated to it under this Agreement, Transfer Agent shall at all times act in good faith and agrees to exercise reasonable care, diligence and expertise of a professional transfer agent having responsibility for providing transfer agent services to investment companies registered under the 1940 Act, but shall not be liable for any damages arising out of Transfer Agent's performance of or failure to perform its duties under this Agreement, except to the extent such damages arise out of Transfer Agent's own negligence, bad faith, willful misconduct or that of its employees, agents or


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delegatees or violations  of  applicable  law  pertaining to the manner in which transfer agency services are to be performed by Transfer Agent or otherwise from a breach of this Agreement.

Article 11        Consequential Damages

         Notwithstanding  anything in this  Agreement to the  contrary,  neither
Transfer Agent nor the Fund shall be liable to the other party for any consequential, special or indirect losses or damages which the party may incur or suffer by or as a consequence of the other party's performance of the services provided hereunder.

Article 12        Insurance

         12.1 Transfer Agent shall maintain insurance of the types and in the amounts deemed by it to be appropriate. To the extent that policies of insurance may provide for coverage of claims for liability or indemnity by the parties set forth in this Agreement, the contracts of insurance shall take precedence, and no provision of this Agreement shall be construed to relieve an insurer of any obligation to pay claims to the Fund, Transfer Agent or other insured party which would otherwise be a covered claim in the absence of any provision of this Agreement.

Article 13        Security

         13.1 Transfer Agent represents and warrants that, to the best of its knowledge, the various procedures and systems which Transfer Agent has implemented with regard to the safeguarding from loss or damage attributable to fire, theft or any other cause (including provision for twenty-four hours a day restricted access) of a Fund's blank checks, records and other data and Transfer Agent's equipment, facilities and other property used in the performance of its obligations hereunder are adequate, and that it will make such changes therein from time to time as in its judgment are required for the secure performance of its obligations hereunder. Transfer Agent shall review such systems and procedures on a periodic basis, and each Fund shall have reasonable access to review these systems and procedures.

Article 14        Disaster Recovery

         14.1 Transfer Agent shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for periodic backup of computer files and data with respect to a Fund and emergency use of electronic data processing equipment. In the event of equipment failures, Transfer Agent shall, at no additional expense to a Fund, take reasonable steps to minimize service interruptions caused by equipment failure, provided such loss or interruption is not caused by Transfer Agent's own willful misfeasance, bad faith, negligence or reckless disregard of its duties or obligations under this Agreement and provided further that Transfer Agent has complied with the provisions of this paragraph 14.



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


Article 15        Term and Termination

         15.1 This Agreement shall be effective on the date first written above and shall continue until December 31, 2008 ("Initial Term"), and thereafter shall automatically continue for successive annual periods (each a "Renewal Term") ending on the anniversary of the date first written above, provided that it may be terminated by either party upon written notice given at least 90 days prior to termination of the then current term.
..

         15.2 In the event a termination notice is given by a Fund, it shall be accompanied by a resolution of the Board of Directors, certified by the Secretary of the Fund, designating a successor transfer agent or transfer agents. Upon such termination and at the expense of the Fund, Transfer Agent will deliver to such successor a certified list of shareholders of the Fund (with names and addresses), and all other relevant books, records, correspondence and other Fund records or data in the possession of Transfer Agent, and Transfer Agent will cooperate with the Fund and any successor transfer agent or agents in the substitution process.

Article 16        Confidentiality/Privacy

         16.1 The parties agree that any non-public information obtained hereunder concerning the other party is confidential and may not be disclosed to any other person without the consent of the other party, except as may be required by applicable law or at the request of the Commission or other governmental agency. The parties further agree that a breach of this provision would irreparably damage the other party and accordingly agree that each of them is entitled, without bond or other security, to an injunction or injunctions to prevent breaches of this provision.

         16.2 The Transfer Agent has adopted and implemented procedures to safeguard customer information and records that are reasonably designed to ensure the security and confidentiality of customer records and information in accordance with applicable state and federal standards and to ensure compliance with Regulation S-P. Information about the Fund's customers shall not be disclosed, sold, or used in any way, except: (1) to carry out the terms of this Agreement; and (2) disclosure pursuant to law, rule, regulation or court or administrative order.

Article 17        Force Majeure

         17.1 No party shall be liable for any default or delay in the performance of its obligations under this Agreement if and to the extent such default or delay is caused, directly or indirectly, by (i) fire, flood, elements of nature or other acts of God; (ii) any outbreak or escalation of hostilities, war, riots or civil disorders in any country; (iii) any act or omission of the other party or any governmental authority; (iv) any labor disputes beyond the reasonable control of such party; or (v) nonperformance by a third party or any similar cause beyond the reasonable control of such party, including without limitation, failures or fluctuations in telecommunications or other equipment; except to the extent that the non-performing party shall have failed to use its reasonable best efforts to minimize the likelihood of occurrence of such circumstances or to mitigate any loss or damage to the other party caused by such circumstances, and, with respect to the Transfer Agent, the Transfer Agent has acted in accordance with the standard of care provided in Section 10 of this Agreement. In any such event, the non-performing party shall be excused from any further performance and observance of the obligations so affected only for as long as such circumstances prevail and such party continues to use commercially reasonable efforts to recommence performance or observance as soon as practicable.

Article 18        Assignment

         18.1 This Agreement may not be assigned or otherwise transferred by Transfer Agent, without the prior written consent of a Fund, which consent shall not be unreasonably withheld; provided, however, that Transfer Agent may, in its sole discretion, assign all its right, title and interest in this Agreement to an affiliate, parent or subsidiary of Transfer Agent who is qualified to act under the 1934 Act and 1940 Act.

Article 19        Notices

         19.1 Any notice or other instrument authorized or required by this Agreement to be given in writing to a Fund or Transfer Agent, shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

         To the Funds:

         Robert I. Frenkel
         Secretary
         300 First Stamford Place
         Stamford, CT 06902



         To Transfer Agent:

         PFPC
         301 Bellevue Parkway
         Wilmington, Delaware 19809
         Attn:  President
         with copy to General Counsel (same address)

Article 20        Governing Law/Venue

         20.1 The laws of the State of New York, excluding the laws on conflicts of laws, shall govern the interpretation, validity, and enforcement of this agreement.

Article 21        Counterparts

         21.1 This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original; but such counterparts shall, together, constitute only one instrument.

Article 22        Captions

         22.1 The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

Article 23        Publicity

         23.1 Neither a Fund nor Transfer Agent shall release or publish news releases, public announcements, advertising or other publicity relating to this Agreement or to the transactions contemplated by it without the prior review and written approval of the other party; provided, however, that either party may make such disclosures as are required by legal, accounting or regulatory requirements after making reasonable efforts in the circumstances to consult in advance with the other party.

Article 24        Relationship of Parties

         24.1 The parties agree that they are independent contractors and not partners or co-venturers and nothing contained herein shall be interpreted or construed otherwise.

Article 25        Entire Agreement; Severability

         25.1 This Agreement, including Schedules and Exhibits hereto, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous proposals, agreements, contracts, representations, and understandings, whether written or oral, between the parties with respect to the subject matter hereof. No change, termination, modification, or waiver of any term or condition of the Agreement shall be valid unless in writing signed by the party affected. A party's waiver of a breach of any term or condition in the Agreement shall not be deemed a waiver of any subsequent breach of the same or another term or condition.

         25.2 The parties intend every provision of this Agreement to be severable. If a court of competent jurisdiction determines that any term or provision is illegal or invalid for any reason, the illegality or invalidity shall not affect the validity of the remainder of this Agreement. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties. Without limiting the generality of this paragraph, if a court determines that any remedy stated in this Agreement has failed of its essential purpose, then all other provisions of this Agreement, including the limitations on liability and exclusion of damages, shall remain fully effective.

Article 26        Customer Identification Program Notice

         26.1 To help the U.S. government fight the funding of terrorism and money laundering activities, U.S. Federal law requires each financial institution to obtain, verify, and record certain information that identifies each person who initially opens an account with that financial institution on or after October 1, 2003. Certain of Transfer Agent's affiliates are financial institutions, and Transfer Agent may, as a matter of policy, request (or may have already requested) the Fund's name, address and taxpayer identification number or other government-issued identification number. Transfer Agent may also ask (and may have already asked) for additional identifying information, and Transfer Agent may take steps (and may have already taken steps) to verify the authenticity and accuracy of these data elements.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, as of the day and year first above written.

Each of the Investment Companies Listed On Schedule A Hereto,
Each of Which Is Acting On Its Own Behalf And
Not On Behalf Of Any Other Investment Company



By:      _________________________
         R. Jay Gerken
         President and
         Chief Executive Officer



PFPC, Inc.


By:  ____________________________

                                   SCHEDULE A



-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
SB Adjustable Rate Income Fund
-------------------------------------------------------------------------------
Smith Barney Aggressive Growth Fund Inc.
-------------------------------------------------------------------------------
Smith Barney Allocation Series Inc.
    Balanced Portfolio
    Conservative Portfolio
    Growth Portfolio
    High Growth Portfolio
    Income Portfolio
    Select Balanced Portfolio
    Select Growth Portfolio
    Select High Growth Portfolio
-------------------------------------------------------------------------------
Smith Barney Appreciation Fund Inc.
-------------------------------------------------------------------------------
Smith Barney Arizona Municipals Fund Inc.
-------------------------------------------------------------------------------
Smith Barney California Municipals Fund Inc.
-------------------------------------------------------------------------------
Smith Barney Equity Funds
    Smith Barney Social Awareness Fund
-------------------------------------------------------------------------------
Smith Barney Fundamental Value Fund Inc.
-------------------------------------------------------------------------------
Smith Barney Funds, Inc.
    Large Cap Value Fund
    U.S. Government Securities Fund
    Short-Term Investment Grade Bond Fund
-------------------------------------------------------------------------------
Smith Barney Income Funds
    Smith Barney Dividend and Income Fund
    SB Convertible Fund
    Smith Barney Diversified Strategic Income Fund
    Smith Barney Exchange Reserve Fund
    Smith Barney High Income Fund
    Smith Barney Municipal High Income Fund
    SB Capital and Income Fund
    Smith Barney Total Return Bond Fund
-------------------------------------------------------------------------------
Smith Barney Institutional Cash Management Fund Inc.
    Cash Portfolio
    Government Portfolio
    Municipal Portfolio
-------------------------------------------------------------------------------

Smith Barney Investment Funds Inc.
    Smith Barney Investment Grade Bond Fund
    Smith Barney Multiple Discipline Funds -
      Balanced All Cap Growth and Value Fund
    Smith Barney Multiple Discipline Funds -
      Large Cap Growth and Value Fund
    Smith Barney Multiple Discipline Funds -
      All Cap Growth and Value Fund
    Smith Barney Multiple Discipline Funds  -
      Global All Cap Growth and Value Fund
    Smith Barney Multiple Discipline Funds -
      All Cap and International Fund
    Smith Barney Government Securities Fund
    Smith Barney Hansberger Global Value Fund
    Smith Barney Real Return Strategy Fund
    Smith Barney Small Cap Growth Fund
    Smith Barney Small Cap Value Fund
-------------------------------------------------------------------------------
Smith Barney Investment Series
    Smith Barney International Fund
    Smith Barney Dividend Strategy Fund
    SB Growth and Income Fund
    Smith Barney Premier Selections All Cap Growth Portfolio (variable annuity) Smith Barney Growth and Income Portfolio (variable annuity)
    SB Government Portfolio (variable annuity)
    Smith Barney Dividend Strategy Portfolio (variable annuity)
-------------------------------------------------------------------------------
Smith Barney Investment Trust
    Smith Barney Intermediate Maturity California Municipals Fund
    Smith Barney Intermediate Maturity New York Municipals Fund
    Smith Barney Large Capitalization Growth Fund
    Smith Barney Mid Cap Core Fund
    Smith Barney Classic Values Fund
-------------------------------------------------------------------------------
Smith Barney Core Plus Bond Fund Inc.
-------------------------------------------------------------------------------
Smith Barney Managed Municipals Fund Inc.
-------------------------------------------------------------------------------
Smith Barney Massachusetts Municipals Fund
-------------------------------------------------------------------------------
Smith Barney Money Funds, Inc.
    Cash Portfolio
    Government Portfolio
-------------------------------------------------------------------------------
Smith Barney Multiple Discipline Trust
    Multiple Discipline Portfolio - All Cap Growth and Value
    Multiple Discipline Portfolio - Large Cap Growth and Value
    Multiple Discipline Portfolio - Global All Cap Growth and Value
    Multiple Discipline Portfolio - Balanced All Cap Growth and Value
-------------------------------------------------------------------------------
Smith Barney Municipal Money Market Fund, Inc.
-------------------------------------------------------------------------------

Smith Barney Muni Funds
    California Money Market Portfolio
    Florida Portfolio
    Georgia Portfolio
    Limited Term Portfolio
    National Portfolio
    Massachusetts Money Market Portfolio
    New York Money Market Portfolio
    New York Portfolio
    Pennsylvania Portfolio
-------------------------------------------------------------------------------
Smith Barney New Jersey Municipals Fund Inc.
-------------------------------------------------------------------------------
Smith Barney Oregon Municipals Fund
-------------------------------------------------------------------------------
Smith Barney Sector Series Inc.
    Smith Barney Financial Services Fund
    Smith Barney Health Sciences Fund
    Smith Barney Technology Fund
-------------------------------------------------------------------------------
Smith Barney Small Cap Core Fund, Inc.
-------------------------------------------------------------------------------
Smith Barney World Funds, Inc.
    Smith Barney Inflation Management Fund
    International All Cap Growth Portfolio
-------------------------------------------------------------------------------
Greenwich Street Series Fund
    Appreciation Portfolio
    Capital and Income Portfolio
    Diversified Strategic Income Portfolio
    Salomon Brothers Variable Aggressive Growth Fund
  Equity Index Portfolio
  Salomon Brothers Variable Growth & Income Fund
  Fundamental Value Portfolio
-------------------------------------------------------------------------------
Travelers Series Fund Inc.
    Smith Barney Aggressive Growth Portfolio
    Smith Barney High Income Portfolio
    Smith Barney International All Cap Growth Portfolio
    Smith Barney Large Capitalization Growth Portfolio
    Smith Barney Large Cap Value Portfolio
    Smith Barney Mid Cap Core Portfolio
    Smith Barney Money Market Portfolio
    Social Awareness Stock Portfolio
    SB Adjustable Rate Income Portfolio
-------------------------------------------------------------------------------
Salomon Brothers Investors Value Fund Inc
-------------------------------------------------------------------------------
Salomon Brothers Capital Fund Inc
-------------------------------------------------------------------------------

Salomon Brothers Series Funds Inc.
    Salomon Brothers Balanced Fund
    Salomon Brothers Cash Management Fund
    Salomon Brothers High Yield Bond Fund
    Salomon Brothers  Institutional Money Market Fund
    Salomon Brothers Large Cap Growth Fund
    Salomon Brothers NY Municipal Money Mkt Fund
    Salomon Brothers Small Cap Growth Fund
    Salomon Brothers Strategic Bond Fund
    Salomon Brothers Short/Intermediate US Government Fund
    Salomon Brothers All Cap Value Fund
-------------------------------------------------------------------------------
Salomon Brothers Institutional Series Funds Inc.
    Salomon Brothers Institutional High Yield Bond Fund
    Salomon Brothers Institutional Emerging Markets Debt Fund
-------------------------------------------------------------------------------
Salomon Brothers  Variable Series Funds Inc.
    Salomon Brothers Variable All Cap Fund
    Salomon Brothers Variable High Yield Bond Fund
    Salomon Brothers Variable Investors Fund
    Salomon Brothers Variable Large Cap Growth Fund
    Salomon Brothers Variable Small Cap Growth Fund
    Salomon Brothers Variable Strategic Bond Fund
    Salomon Brothers Variable Total Return Fund
-------------------------------------------------------------------------------
Salomon Brothers Opportunity Fund Inc
-------------------------------------------------------------------------------



-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
CITIFUNDS TRUST I
    Smith Barney Emerging Markets Equity Fund
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
SMITH BARNEY TRUST II (FORMERLY CITIFUNDS TRUST II)
    Smith Barney Capital Preservation Fund
    Smith Barney Capital Preservation Fund II
    Smith Barney Diversified Large Cap Growth Fund
    Smith Barney International Large Cap Fund
    Smith Barney Small Cap Growth Opportunities Fund
    Smith Barney Short Duration Municipal Income Fund
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
CITIFUNDS TRUST III
    Citi Cash Reserves (Co-Transfer Agent)
    Citi US Treasury Reserves (Co-Transfer Agent)
    Citi California Tax Free Reserves (Co-Transfer Agent)
    Citi Connecticut Tax Free Reserves (Co-Transfer Agent)
    (INCLUDES SMITH BARNEY CONNECTICUT MONEY MARKET PORTFOLIO CLASS A AND
    CLASS Y)
    Citi New York Tax Free Reserves (Co-Transfer Agent)
    Citi Tax Free Reserves (Co-Transfer Agent)
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
CITIFUNDS INSTITUTIONAL TRUST
    Citi Institutional Liquid Reserves (Co-Transfer Agent)
    Citi Institutional Cash Reserves (Co-Transfer Agent)
    Citi Institutional US Treasury Reserves (Co-Transfer Agent)
    Citi Institutional Tax Free Reserves (Co-Transfer Agent)
    Citi Institutional Cash Reserves LTD - Offshore (Co-Transfer Agent)
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
SALOMON FUNDS TRUST (FORMERLY CITIFUNDS TAX FREE INCOME TRUST)
    Salomon Brothers National Tax Free Bond Fund
    Salomon Brothers California Tax Free Bond Fund
    Salomon Brothers New York Tax Free Bond Fund
    Salomon Brothers Mid Cap Fund
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
VARIABLE ANNUITY PORTFOLIOS
    Smith Barney Small Cap Growth Opportunities Portfolio
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
CONSULTING GROUP CAPITAL MARKETS FUNDS
     Core Fixed Income Investments
     Emerging Markets Equity Investments
     Government Money Investments
     High Yield Investments
     International Equity Investments
     International Fixed Income Investments
     Large Capitalization Growth Investments
     Large Capitalization Value Equity Investments
     Municipal Bond Investments
     Small Capitalization Growth Investments
     Small Capitalization Value Equity Investments
-------------------------------------------------------------------------------